Exhibit 10.15
NEXT FUEL, INC.
2011 EQUITY COMPENSATION PLAN
STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Agreement”) is made as of November 17, 2011 by and between NEXT FUEL, INC., a Nevada corporation (the “Company”), and the person listed below (the “Participant”).  This Agreement evidences the Right of Participant to acquire Award Shares (the "Award Options") as indicated in the table below, which Award Options are subject to the terms and conditions of the Plan and to Schedules I and II to this Agreement.

Participant Name	Robert Craig
Exercise Price Per Share	$4.68
Expiration Date*	November 17, 2016
Vesting Period Start Date	November 17, 2011
Option Exercise Price*	$4.68
Initial Vested Options	None
Unvested Options	75,000 Shares
Aggregate Award Options	75,000 shares
Indicate Type Option: Incentive Stock Option (ISO) or Nonqualified Stock Option (NQSO)	ISO

*If this Option is intended to be an ISO, then the Exercise Price per share must be at least equal to the Fair Market Value per share (or 110% of such Fair Market Value if the Participant owns 10% or more of the Company) and the Term of Option may not exceed 10 years (5 years in the case of a Participant who owns more than 10% of the Company). The Award Options are subject to earlier termination upon occurrence of certain conditions as specified in the Plan and on Schedules I and Schedule II to this Award Agreement.

If this Option is intended to be an ISO, but fails to meet the criteria for being an ISO at anytime, then this Option shall be a Nonqualified Stock Option..  Company shall have no obligation to Participant by reason of any failure to of this Option to qualify as an ISO, including no liability for taxes Participant may become obligated to pay.

In consideration for the Award Options, Participant hereby:  (i) acknowledges receipt of the 2011 Equity Compensation Plan of the Company (the "Plan") and Schedules I and II to this Agreement, (ii) represents that Participant  has read and understands the terms and provisions of the Plan and Schedules I and II to this Agreement (including, without limitation, the provisions related to Forfeiture Activities (as defined in the Plan)), (iii) accepts this Award Options subject to all the terms and conditions of the Plan and Schedules I and II to this Agreement (including, without limitation, the provisions related to Forfeiture Activities (as defined in the Plan)) and (iv) agrees to comply with all the terms and conditions of the Plan and Schedules I and II to this Agreement (including, without limitation, the provisions related to Forfeiture Activities (as defined in the Plan)). Participant acknowledges that there may be adverse tax consequences as a result of this Award or the exercise of rights pursuant to this Agreement and that Participant should consult a tax adviser prior to accepting this Award or exercising any rights under this Agreement.

This Award Agreement constitutes consideration for the Stock Option Termination Release, Non-Competition, Non-Solicitation and Non-Disparagement Agreement dated the date of this Agreement and any contemporaneous or prior non-competition and other employment or post-employment related promises of Participant to the Company, which the Participant hereby reaffirms to the Company.

NEXT FUEL, INC.                                                                                     PARTICIPANT:

By:
Name:           Print Name:  Robert Craig

100475-00007
ND: 4836-8690-5870, v.  1

SCHEDULE I

VESTING PROVISIONS FOR STOCK OPTION AWARD AGREEMENT WITH ROBERT CRAIG

VESTING PROVISION:

Subject to the other terms and conditions of this Agreement and of the Plan, The Unvested Options shall vest and shall become Vested Options on the Vesting Dates and Associated Vesting Increments in the table below.  At each Vesting Date, the Unvested Options in the Vesting Increment associated with that Vesting Date as indicated above shall become Vested Options, provided a Termination of Service has not occurred before the applicable Vesting Date.  Vesting shall cease upon occurrence of a Termination of Service. Vesting shall cease with respect to a number of Unvested Options determined by the Board or Committee in its sole discretion upon occurrence of a Substantial Reduction of Service. If the calculation of Award Shares vested and available for purchase through exercise of Vested Options would result in a fraction, any fraction will be rounded to zero.

Vesting Dates	Vesting Increment Unvested Shares
11/17/2012	25,000
11/17/2013	25,000
11/17/2014	25,000

FORFEITURE ACTIVITIES OVERRIDE VESTING:  Notwithstanding that Unvested Options have become Vested Options as provided above, the Vested Options and all Award Shares issued or issuable on account of Vested Options remain subject to the Forfeiture Activities provisions of the Plan.

Mailing Address For Notice to Company:                                                                                     Mailing Address For Notice to Participant:

____________________________
____________________________

Schedule I to
ND: 4830-7354-0366, v.  1

SCHEDULE II

TERMS AND CONDITIONS TO STOCK OPTION AWARD AGREEMENT BETWEEN NEXT FUEL, INC. and ROBERT CRAIG ("PARTICIPANT")

In consideration of the mutual covenants and representations set forth below, the Company and the Participant agree as follows:

1. Definitions:

Except as otherwise indicated in this Section, all definitions contained in the Plan apply to this Award Agreement.

"Acceleration Event" means (i) a Change of Control followed within six months by an involuntary Termination of Service of Participant without Cause or (ii) a Corporate Reorganization followed within six months by an involuntary Termination of Service of Participant without Cause.

"Award" means an Award as defined in the Plan.

"Award Option" means the right to acquire Award Shares upon exercise of the Award Options.  Each Award Option represents the right to acquire upon exercise of the Award Option one Award Share (as adjusted for stock dividends, stock splits, reverse splits, recapitalizations ad similar events in accordance with the provisions of the Plan).

"Award Shares" means the aggregate number of Shares issued or issuable to Participant pursuant to this Agreement, which number of Shares is set forth on the facing page of this Agreement.

"Cause" means Cause as defined in the Plan.

"Company" means the Company as defined in the Plan.

"Corporate Reorganization" means Corporate Reorganization as defined in the Plan.

"Exercise Price" means the price per Award Share payable by Participant pursuant to this Agreement upon exercise of the Options as indicated on the facing page of this Agreement."

"Exercise Period" means the period of time during which Vested Options can be exercised, which period begins on the First Exercise Date and ends on the Exercise Termination Date.

"Exercise Termination Date" means the date on which any Award Option ceases to be exercisable.  Such Termination Date shall be the earlier of (i) the Expiration Date as shown on the facing page of this Award Agreement; (ii) ninety (90) days after occurrence of a Termination of Service of Participant with respect to the Company, or any Parent or Subsidiary, or (iii) ninety (90) days after occurrence of a Reduction in Service of Participant with respect to the Company, or any Parent or Subsidiary.

"First Exercise Date" means (i) for Initial Vested Options, the Grant Date, and (ii) for Vested Options that are not Initial Vested Options, on the date such other Vested Options cease to be Unvested Options in accordance with Schedule I to this Award Agreement and that ends on the Termination Date of the Vested Option.

"Forfeiture Activities" mean Forfeiture Activities as defined in the Plan

"Grant Date" means the Award grant date on the facing page of this Agreement.

"Initial Vested Options" means Options that are Vested Options on the Grant Date and have never been subject to immediate termination upon a Termination of Service.

"Plan" means the 2011 Equity Compensation Plan of the Company, as amended from time to time.

"Shares" means shares of Common Stock of the Company.

"Substantial Reduction of Service" means a material change or decrease in responsibilities or time commitment of Participant or other event deprives the Company, or any Parent or Subsidiary of the full benefits of Participant's services contemplated at the time the Award Options were granted.  A Substantial Reduction of Service shall be deemed to have occurred when and if determined by the Board or the Committee in its sole discretion. Within ninety (90) days after the determination, the Company shall inform Participant of the determination of the Board or Committee that a Substantial Reduction of Service has occurred.

"Termination of Service" means Termination of Service as defined in the Plan.

"Unvested Options" means Award Options that are not Initial Vested Options, that remain subject to immediate termination upon a Termination of Service and that have not yet become Vested Options.

"Vested Options" means Options that are not subject to immediate termination upon a Termination of Service, either because they are Initial Vested Options, or have ceased to be Unvested Options pursuant to the Vesting Provisions of this Agreement.

"Vesting Period" means the period that begins on the Vesting Period Start Date and that ends on the earlier to occur of (i) the Expiration Date, (ii) the date all Unvested Options have become Vested Options (as provided in Schedule I to this Award Agreement); (iii) occurrence of a Termination of Service for any reason or no reason, including, without limitation, death or disability or Participant or (iv) for the number of Unvested Options determined by the Board or the Committee in its sole discretion, the occurrence of a Substantial Reduction of Service with respect to Participant.

"Vesting Period Start Date" means the vesting commencement date on the facing page of this Agreement.

"Vesting Date" means the date on which the number of Options in a Vesting Increment ceases to be Unvested Options.

"Vesting Increment" means the number of Unvested Options that become Vested Options on a Vesting Date.

"Vesting Provisions" means the provisions set forth on Schedule I to this Award Agreement.

2. Award Options.  This Agreement evidences the grant to Participant of the number of Award  Options as set forth in the facing page of this Agreement.

3. Vesting of Unvested Options.  Unvested Options shall become Vested Options in accordance with the provisions of Schedule I to this Award Agreement during the Vesting Period.  Unvested Options shall cease to become Vested Options upon termination of the Vesting Period.

4. Exercise Period; Termination of Award Options.  Unvested Options may not be exercised by Participant at any time they remain Unvested Options.  Vested Options may be exercised by Participant at any time during the Exercise Period.  Immediately upon termination of the Exercise Period, all unexercised Award Options shall terminate without requirement of notice to Participant.  Notwithstanding the foregoing, in the case of death or disability of Participant, unexercised Vested Options may be exercised after the Exercise Period as follows:

(a)           Death.  If a Termination of Service occurred and the cause of the Termination of Service was Participant's death, to the extent (and only to the extent) that Vested Options would have been exercisable by Participant when the Termination of Service occurred, such Vested Options may be exercised by Participant's legal representative within one (1) year after the date the Termination of Service occurred, but in no event later than the Expiration Date.

(b)           Disability.  If a Termination of Service or a Substantial Reduction of Service occurred and the cause of the Termination of Service or Substantial Reduction of Service was Participant's disability (within the meaning of Code §22(e)(3) as determined by the Board or Committee in its sole discretion), to the extent (and only to the extent) that Vested Options would have been exercisable by Participant when the Termination of Service or Substantial Reduction of Service occurred, such Vested Options may be exercised by Participant within one (1) year after when the Termination of Service or Substantial Reduction of Service occurred, but in no event later than the Expiration Date.

5. Exercise Conditions.  Vested Options may be excised at any time during the Exercise Period, subject to the terms and conditions of this Award Agreement and the Plan.  Notwithstanding the foregoing, the Participant’s ability to exercise any or all Vested Options on or after the Participant’s Termination of Service or Substantial Reduction of Service shall be contingent upon the Participant’s execution, compliance and non-revocation of a Separation and Release Agreement approved by the Company whereby the Participant releases the Company from any and all liability and claims of any kind.

6. Manner of Exercise.

(a)           Exercise Agreement.  Vested Options shall be exercisable by delivery to the Company of (i) exercise agreement ("Exercise Agreement") executed by Participant in such form as may be approved or accepted by the Company, which shall set forth Participant's election to exercise this Vested Options with respect to some or all of the shares of Award Shares subject to Vested Options, the number of Award Shares subject to Vested Options being purchased, and (ii)  such other agreement (a "Restriction Agreement") executed by Participant at the request of the Company to comply with any restrictions imposed on the Award Shares subject to Vested Options or may from time to time be requested by investor or lender to the Company or by any buyer of the Company or any of its assets or by the holders of a majority of the shares of Common Stock of the Company (including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Award Shares acquired pursuant to the exercise of an Vested Options, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Award Shares acquired pursuant to the exercise of an Vested Options prior to their sale to any other person, "tag along" rights of other securities holders to sell securities to a purchaser of Award Shares from Participant, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an initial public offering of the Company’s stock, restrictions or limitations that would be applied to shareholders under any applicable restriction agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which any securities of the Company, a Parent or a Subsidiary is then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Award Shares).  The Company may modify the required Exercise Agreement or Restriction Agreement at any time for any reason consistent with the Plan or may from time to time be requested by investor or lender to the Company or by any buyer of the Company or any of its assets or by the holders of a majority of the shares of Common Stock of the Company.  If the Participant receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, this Vested Options may not be exercised during the six (6) month period following the hardship withdrawal (unless the Company determines that such exercise would not jeopardize the tax-qualification of such Code §401(k) plan).

(b)           Exercise Price.  Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Award Shares being purchased.  Payment for the Award Shares being purchased may be made in U.S. dollars in cash (by check), or by delivery to the Company of a number of shares of Shares of the Company having an aggregate fair market value equal to the amount to be tendered (including a “cashless” or “net share” exercise), or a combination thereof.  In addition, this Vested Options may be exercised through a brokerage transaction following registration of the securities of the company under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T promulgated by the Federal Reserve Board applicable to cashless exercises.  Furthermore, if the Company so decides in its sole discretion, this Vested Options may be exercised as to a portion or all (as determined by the Company) of the number of Shares specified by any means permissible under the Plan.

(c)           Withholding Taxes.  Prior to the issuance of Award Shares upon exercise of this Vested Option, Participant must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company.  The Company may condition issuance of Award Shares upon exercise of this Option on Participant providing adequate proof of payment of all taxes.  Failure to provide such proof of payment within a reasonable time after request by the Company shall result in forfeiture of the Option and the Award Shares.  Participant may, to the extent allowed by the Company in the Company's sole discretion, provide for payment of withholding taxes upon exercise of the Vested Options by requesting that the Company retain Award Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.  In such case, the Company shall issue the net number of Award Shares to Participant by deducting the number of Award Shares retained from the number of Award Shares exercised.

(d)           Issuance of Shares.  Provided that such Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Award Shares purchased to be issued in the name of Participant or Participant's legal representative.  Participant shall not be considered a stockholder until such time as such Award Shares have been issued as noted on the stockholder register of the Company.

7. Nontransferability of Vested Options and Unvested Options.  Neither Vested Options nor Unvested Options may be transferred in any manner, except that Vested Options may be transferred by will or by the laws of descent and distribution, subject to the termination provisions described above.  In addition, except as expressly permitted under the Plan for NQSOs, during Participant's lifetime, Vested Options may be exercised only by Participant.  The terms of this Vested Options shall be binding upon the executor, administrators, successors and assigns of Participant.  However, if any Vested Options are NQSOs, such NQSOs may be transferred to the extent allowed by the Plan.

8. Tax Consequences.  PARTICIPANT UNDERSTANDS THAT THE GRANT AND EXERCISE OF VESTED OPTIONS, AND THE SALE OF AWARD SHARES OBTAINED THROUGH THE EXERCISE OF VESTED OPTIONS, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO PARTICIPANT.  PARTICIPANT REPRESENTS THAT PARTICIPANT HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR; PARTICIPANT FURTHER ACKNOWLEDGES THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE; AND IT IS SPECIFICALLY UNDERSTOOD BY THE PARTICIPANT THAT NO REPRESENTATIONS OR ASSURANCES ARE MADE AS TO THE QUALIFICATION OF THIS VESTED OPTIONS AS AN ISO OR AS TO ANY PARTICULAR TAX TREATMENT WITH RESPECT TO THE VESTED OPTIONS.  PARTICIPANT ALSO ACKNOWLEDGES THAT EXERCISE OF ISO VESTED OPTIONS MUST GENERALLY OCCUR WITHIN NINETY (90) DAYS OF TERMINATION OF EMPLOYMENT, REGARDLESS OF ANY LONGER PERIOD ALLOWED BY THIS AWARD AGREEMENT, AND THAT THE COMPANY CANNOT AND HAS NOT GUARANTEED THAT THE IRS WILL AGREE THAT THE PER SHARE EXERCISE PRICE OF THIS VESTED OPTIONS EQUALS OR EXCEEDS THE FAIR MARKET VALUE OF A SHARE ON THE GRANT DATE.

9. Limitation on Payments.  In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Participant as a result of a Change in Control  or Corporate Reorganization (i) constitute “parachute payments” within the meaning of Section 280G of the Code (as defined), and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Participant’s benefits under this Agreement shall be either: (a) delivered in full; or (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Participant, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

Unless the Company and the Participant otherwise agree in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Participant and the Company for all purposes.  For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code.  The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section.  The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

10. Restrictions on Transfer, Compliance with Bylaws and Plan, and Execution and Delivery of  Other Agreements.

(a) Any certificate representing Award Shares shall bear legends substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer and/or voting of the Company securities):

“The securities represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a restricted stock award agreement between the Company and the registered owner of these shares (or such owner’s predecessor in interest), and such restricted stock award agreement is available for inspection without charge at the principal office of the Company.”

(b) The Participant hereby agrees to comply with the provisions of the Bylaws of the Company, as amended from time to time, and the Plan.

(c) The Participant hereby agrees to execute and deliver, without unreasonable delay, any liability release, non-disparagement or other agreement requested by the Company, a Subsidiary or a Parent in connection with any Termination of Service.

(d) The Participant hereby agrees to execute and deliver, without unreasonable delay, any agreement the Board of Directors of the Company determines is appropriate to facilitate an investment in, public offering by, sale, merger, acquisition, Change of Control or Corporate Reorganization of, the Company, a Parent or Subsidiary, including, without limitation, any voting agreement, form of proxy, first refusal or first offer agreement, "drag along" agreement, "tag along" agreement, "market standoff" or "lock-up" agreement, confidentiality agreement, non-competition agreement, non-solicitation agreement, liability release agreement, or assignment of intellectual property rights.

(e)  Any failure to comply with this Section shall constitute a Forfeiture Activity under the Plan.

11. Investment Representations.  The Participant represents, warrants and covenants as follows:

(a) The Participant is purchasing the Award Shares for the Participant’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Award Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(b) The Participant has had such opportunity as the Participant deems adequate to obtain from representatives of the Company such information as is necessary to permit the Participant to evaluate the merits and risks of the Participant’s investment in the Company.

(c) The Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Award Shares and to make an informed investment decision with respect to such purchase.

(d) The Participant can afford a complete loss of the value of the Award Shares and is able to bear the economic risk of holding such Award Shares for an indefinite period.

(e) The Participant acknowledges that the Company has encouraged the Participant to consult the Participant’s own adviser to determine the tax consequences of acquiring the Award Shares at this time.

(f) The Participant understands that (i) the Award Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Award Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Award Shares under the Securities Act.

The Company may condition exercise of Vested Options on Participant making such representations and agreements as the Company deems appropriate under applicable securities laws, rules and regulations.

12. Withholding Taxes.

(a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Award Shares by the Participant or the lapse of the Repurchase Right.

(b) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(c) If this Vested Options is an ISO, and if Participant sells or otherwise disposes of any of the Award Shares acquired pursuant to this ISO on or before the later of (a) the date two (2) years after the Grant Date, or (b) the date one (1) year after exercise of the ISO, with respect to the Award Shares to be sold or disposed, Participant shall and hereby agrees to immediately notify the Company in writing of such sale or disposition.  Participant acknowledges and agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from any such early disposition by payment in cash or out of the current wages or earnings payable to Participant, and Participant agrees to remit same to Company upon request.  Participant also hereby agrees that Participant shall include the compensation from such early disposition in the Participant’s gross income for federal tax purposes.

13. Miscellaneous.

(a) No Rights to Continued Service.  Nothing in this Agreement shall confer upon any Participant any right to continue in the employ of the Company or any other entity, or to serve as a director or consultant thereof, or interfere in any way with the right of the Company or other entity to terminate his or her employment or relationship at any time, which employment or service can be terminated at will at any time   The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth on Schedule I to this Agreement do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b) Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver.  Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company or Committee.

(d) Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in this Agreement.

(e) Notice.  All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section.

(f) Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement.  The Plan and Bylaws are incorporated herein by reference.  This Agreement and the Bylaws and the Plan constitute the entire agreement between the Company and the Participant with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.  This Stock Vested Options Agreement and the underlying Vested Options are forfeited and become void ab initio unless this Agreement has been executed by the Participant and the Participant has agreed to all terms and provisions hereof.

(h) Amendment, Waiver.  Except as provided in the Plan, this Agreement may be amended or modified or waived only by a written instrument executed by both the Company and the Participant.

(i) Applicable Law.  Any dispute regarding the interpretation of this Plan or any Award granted under this Plan shall be submitted to the Board or the Committee, which shall review such dispute in accordance with the Plan.  The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Participant.  The laws of the state in which the Company is organized at the time of the dispute shall govern this Plan and all Awards granted under this Plan.  If the conflict of law rules of the state or organization would apply another state's laws, the parties agree that the laws of the state of organization shall still govern.  This Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.  Participant shall have no rights under this Plan or any Award Agreement if such rights would cause Company to violate any such law, rule or regulation.

(j) Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of  the United States District Court for the Eastern District of North Carolina for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the United States District Court for the Eastern District of North Carolina, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) Participant’s Acknowledgments.  The Participant acknowledges that the Participant: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Ward and Smith, P. A., is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.